Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries, incorporated in the British Virgin Islands:

•	Golden Carriage International Limited

•	Century Port Limited

•	Peak Win Limited

•	Aim Sky International Limited

•	Goldwhite Limited

Subsidiary, incorporated in the PRC:

•	China Digital Technology (Shenzhen) Co., Ltd.

Subsidiary, incorporated in Hong Kong:

•	Win Prosper Development Limited

Consolidated entities, each of which is incorporated in the PRC:

•	Beijing Hua Jingshi Media Advertising Co., Ltd.

•	Beijing Beiguang Media Mobile Television Advertising Co., Ltd.

•	Beijing Hua Meishi Advertising Co., Ltd.

•	Beijing Huaguangshi Co., Ltd.

•	China Digital Mobile Television Co., Ltd.

•	Nanjing Hua Meishi Advertising Co., Ltd.

•	Nanjing Media Culture Co., Ltd.

•	Shenzhen HDTV Industrial Investment Co., Ltd.

•	Shenzhen Hua Meishi Advertising Co., Ltd.

•	Shenzhen Huashixin Culture Media Co., Ltd.

•	Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.

•	Shanghai Junshi Advertising Co., Ltd.